These securities have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

This Secured Convertible Debenture Purchase Agreement (this "Agreement") is entered into as of this 6th day of November, 2006, among Lexington Energy Services Inc., a Nevada corporation (the "Company"), and LexCore Services Inc., a wholly owned subsidiary of the Company, (the “Subsidiary”) and Alliance World Limited ("Creditor").

     1. Purchase and Sale of Debentures.

          1.1 Authorization. Pursuant to this Agreement, the Company has authorized the issuance of (i) one Secured Convertible Debenture in the form attached hereto as Exhibit A ("Debenture"), and (ii) the warrant more specifically described in Section 6.3 hereof (the "Warrant").

          1.2 Issuance and Sale of Securities. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Creditor, and the Creditor hereby agrees to accept delivery from the Company, of a Debenture and the Warrant to be issued to the Creditor pursuant to Section 6.3 hereof.

          1.3 Advance of Funds. The delivery of the Debenture and the Warrant (as defined in Section 6.3 hereof) shall take place on November 6, 2006 (the "Closing"). At the Closing, the Company shall deliver to the Creditor the Warrant and a Debenture against delivery to the Company by the Creditor, by wire transfer of immediately available funds, or by check, an aggregate amount under the Debenture of Five Hundred Thousand Dollars (US$500,000), subject to the conditions set forth herein and in the Debenture;

          1.4 Repayment Terms/Conversion. Outstanding principal and accrued interest on the Debenture shall be fully due and payable in compliance with the terms set forth in the Debenture. At the Creditor's option, at any time during the term of this Agreement, the Creditor may choose to have all or any part of the outstanding principal and accrued interest owing to the Creditor repaid in shares of Common Stock of the Company at a conversion rate equal to the lower of the following:

a)

ten percent (10%) below the fair market value of the Common Stock at the time of conversion, as calculated according to the average closing market price of the five business days preceding the conversion date, or if there has been no sales of the Company’s stock for five days, the price shall be determined according to the price of the last trade of the Company’s stock, or

b)	US$0.85 per share, as adjusted pursuant to Section 2 (the "Conversion Price").

In the event the Creditor chooses to convert any outstanding principal and/or accrued interest into Common Stock of the Company, the Creditor shall give written notice to the Company of such conversion no less than fifteen (15) business days prior to such conversion.

     2. Adjustment of Exercise Price and Number of Shares. The Conversion Price and the number of shares of Common Stock subject to the Debenture (the "Debenture Stock") shall be subject to adjustment from time to time as follows:

          2.1 Subdivision or Combination of Stock. If at any time or from time to time after the date of the Debenture (the "Issue Date") the Company shall subdivide its outstanding shares of Debenture Stock, the Conversion Price in effect immediately prior to such issuance or subdivision shall be proportionately reduced. If the outstanding shares of Debenture Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     3. Security. The Debenture shall be secured by a security interest in certain assets of the Subsidiary in accordance with the terms of the Security Agreement in the form attached hereto as Exhibit B (the "Security Agreement").

     4. Representations and Warranties of the Company and the Subsidiary. The Company and its Subsidiary hereby represent and warrant the following as of the date hereof, and as of the date of Closing:

          4.1 Organization and Standing. The Company and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and have all requisite corporate power and authority to carry on their business as now conducted and as proposed to be conducted. The Company and the Subsidiary are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on its business or its properties.

          4.2 Authorization. All corporate action on the part of the Company and the Subsidiary, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Debenture, the Warrant, the Security Agreement and performance of all obligations of the Company and the Subsidiary hereunder and thereunder, has been or shall be taken prior to the Closing, and this Agreement, the Debenture, the Warrant, and the Security Agreement, when executed and delivered, shall constitute the valid and legally binding obligations of the Company and the Subsidiary, enforceable in accordance with their terms.

          4.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any third party or any federal, state or provincial governmental authority on the part of the Company or the Subsidiary are required in connection with the consummation of the transactions contemplated herein.

          4.4 No Conflicts. Neither the execution and delivery of this Agreement, the Debenture, the Warrant, or the Security Agreement by the Company or the Subsidiary nor the consummation by the Company or the Subsidiary of the transactions contemplated herein will (i) conflict with or result in any breach of any provision of the

Certificate of Incorporation or Bylaws of the Company or the Subsidiary, (ii) violate in any material respect any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company or the Subsidiary or its assets, or (iii) breach in any material respect any other material agreement, undertaking, contract, or security agreement to which the Company or the Subsidiary is subject.

          4.5 No Defaults. No Event of Default, as defined in Section 8.1 of this Agreement, shall have occurred and be continuing prior to the Closing.

          4.6 Voting. Other than the Common Stock, there are no shares of stock in the Company possessing voting rights.

          4.7 Authorized Shares. Until the later of the date on which (a) the Warrant has been exercised or has expired, or (b) the Maturity Date (as defined in the Debenture), the Company shall maintain sufficient numbers of shares of authorized Common Stock to permit the full exercise of the Warrant and conversion of the Debenture.

     5. Representations and Warranties of the Creditor. The Creditor represents and warrants to the Company as follows:

          5.1 Authorization. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of it, enforceable in accordance with its terms.

          5.2 Investment. It is acquiring the Debenture to be sold by the Company to it, the Warrant to be issued by the Company to it, and any equity in the Company which it may receive therefrom for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. It understands that the Debenture to be sold by the Company to it, the Warrant to be issued by the Company to it, and equity of the Company to be purchased or received have not been registered under the Securities Act, however the Company agrees to register the Debenture and the Warrant within ninety days of the execution of this Agreement.

It acknowledges, represents and warrants as of the date of this Agreement that it is purchasing the Shares for its own account for investment purposes only and that it does not intend to resell the Shares within the next year.

It certifies that: (a) it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person; or (b) it is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act.

It agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

The representations, warranties and acknowledgements of the Creditor contained in this Section will survive the Closing.

          6. Conditions of Creditor's Obligations at Closing. The obligations of the Creditor under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the Closing, and on or before of each borrowing, of each of the following conditions:

          6.1 Representations and Warranties. The representations and warranties of the Company and the Subsidiary contained in Section 4 hereof shall be true on and as of the Closing.

          6.2 Performance/No Event of Default. The Company shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by it on or before the Closing and there shall exist no Event of Default.

          6.3 Execution and Delivery of Debenture and Warrant. The Company shall have authorized, executed and delivered (a) the Debenture to the Creditor, and (b) the Warrant to the Creditor to purchase a total of 250,000 shares of the Company's Common Stock at an exercise price of US$0.85 per share (the "Warrant") in a form substantially similar to that set forth at Exhibit C.

          6.4 Security Agreement. The Company and the Subsidiary shall have duly authorized, executed and delivered to the Creditor the Security Agreement

     7. Conditions of the Company's Obligations at Closing. The obligations of the Company under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the Closing of the following condition:

          7.1 Representations and Warranties. The representations and warranties of the Creditor contained in Section 5 hereof shall be true on and as of the Closing.

     8. Default.

          8.1 Events of Default. With respect to the Debenture, the Warrant, the Security Agreement, and this Agreement, the following events are "Events of Default" thereunder and hereunder:

                    (a) Default shall be made by the Company in the payment of principal of or any interest on the Debenture after five (5) days' written notice from the Creditor following the date when the same is due and payable; or

                    (b) Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, or in the Debenture, the Warrant, or the Security Agreement, to be performed or observed by the Company or the Subsidiary, or a material breach shall exist in any representation or warranty herein contained, or in any Debenture, any Warrant, or the Security Agreement, as of the date when made, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the Company and the Subsidiary from the Creditor; or

                    (c) The Company shall be involved in financial difficulties as evidenced:

                              (i) by the Company filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada (as now or in the future amended, the "Bankruptcy Codes") or an admission seeking the relief therein provided;

                              (ii) by the Company making a general assignment for the benefit of its creditors;

                              (iii) by the Company consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Company or approving as filed in good faith a petition filed against the Company under said Bankruptcy Codes (in both cases without the consent of the Company);

                              (iv) by the commencement of a proceeding or case, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) days; or

                              (v) by the Company admitting in writing its inability to pay its debts as such debts become due; or

                         (d) Company shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Company or by any person seeking the termination, dissolution or liquidation of the Company.

          8.2 Acceleration. If any one or more Events of Default described in Section 8.1 shall occur and be continuing, then the Creditor may, at the Creditor's option and by written notice to the Company, declare the unpaid balance of the Debenture owing to the Creditor to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company.

     9. Miscellaneous.

          9.1 Notices. All notices, requests, demands and other communications under this Agreement, the Debenture, the Warrant and the Security Agreement shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivery is made personally or by fax or email to the party to whom notice is to be given, or upon receipt if mailed by first class mail, either registered or certified, postage prepaid and properly addressed as follows:

If to the Company or the Subsidiary:	Suite 1209, 207 West Hastings Street
Vancouver British Columbia
Canada V6B 1H7
Attn: President

If to the Creditor:	12F, Golden Star Building
20 Lockhart Road
Wanchai, Hong Kong
Attn: President

Each party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

          9.2 Remedies. No failure on the part of the Creditor to exercise, and no delay on the part of the Creditor in exercising, any right hereunder or under the Debenture, the Warrant or the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right owned by it preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          9.4 Term. This Agreement shall terminate upon repayment or conversion of the Debenture.

          9.5 Legal Advice. The parties each acknowledge that they have had the opportunity to obtain independent legal advice with respect to the terms of this Agreement prior to its execution, and the parties have either done so or have declined to so. In any event, the parties understand their respective terms, rights and obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Company	Lexington Energy Services Inc.
By:

/s/ Larry Kristof
Larry Kristof,
President and Chief Executive Officer

Subsidiary	LexCore Services Inc.
By:

/s/ Brent Nimeck
Brent Nimeck,
President and Chief Executive Officer

Creditor	Alliance World Limited
By:
/s/ Cathy Chu
Cathy Chu

EXHIBIT A

THIS DEBENTURE IS SUBJECT TO A SECURED CONVERTIBLE DEBENTURE
PURCHASE AGREEMENT DATED NOVEMBER 6, 2006.

These securities have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

SECURED CONVERTIBLE DEBENTURE

US$500,000

November 6, 2006

          For Value Received, the undersigned, Lexington Energy Services Inc., a Nevada corporation ("Borrower"), under the terms of this Secured Convertible Debenture ("Debenture") hereby unconditionally promises to pay to the order of Alliance World Limited ("Creditor"), by wire transfer to such account as Creditor shall provide notice of to Borrower or by check, in lawful money of the United States of America and in immediately available funds, the principal amount borrowed and outstanding hereunder at any time not to exceed US$500,000 (the "Commitment") and such interest as will have accrued and been outstanding, both payable in the manner set forth below, such funds to be advanced by the Creditor to Borrower upon the execution of the Secured Convertible Debenture Purchase Agreement. Borrower may repay any amounts borrowed hereunder and reborrow any amounts repaid, up to the Commitment, without penalty or premium from the date hereof through October 1, 2008 (the "Drawdown Period").

          Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in that certain Secured Convertible Debenture Purchase Agreement ("Purchase Agreement") dated of even date herewith among the Borrower and Creditor named therein.

          This Debenture is the Debenture referred to in the Purchase Agreement, the Warrant, and the Security Agreement.

     1.      Repayment. Interest shall accrue monthly during the Drawdown Period but shall not be payable until the Maturity Date as defined below. The outstanding principal and accrued interest shall be payable in monthly installments of US$10,000 commencing on October 1, 2008, (the "Maturity Date") subject to the right of the Creditor to accelerate after the occurrence and continuance of an Event of Default as defined in Section 8.1 of the Purchase Agreement. At any time, at Creditor's option, Creditor may choose to have all or any part of the outstanding principal and accrued interest repaid in shares of Common Stock of the Borrower at a conversion rate equal to:

(1) ten percent (10%) below the fair market value of the Common Stock at the time of conversion, as calculated according to the average closing market price of the five business days preceding the conversion date, or if there has been no sales of the Company’s stock for five days, the price shall be determined according to the price of the last trade of the Company’s stock or,

(2) at US$0.85 per share (subject to adjustment as set forth in Section 2 of the Purchase Agreement).

Such repayment shall not affect Creditor's rights under any Warrant issued to the Creditor by the Borrower. In the event that Creditor chooses to convert outstanding principal and accrued interest into Common Stock of the Borrower, Creditor shall give written notice to the Borrower of such anticipated conversion no less than fifteen (15) business days prior to the date of conversion.

     2.      Interest. Simple interest shall accrue on the outstanding principal amount hereof from the date funds are advanced until payment in full is received by Creditor, which interest shall be equal to 10% per annum.

     3.      Secured Debenture. The full amount of this Debenture is secured by the collateral identified and described as security therefor in the Security Agreement.

     4.      Default. Borrower's failure to pay timely any of the principal amount due under this Debenture or any accrued interest or other amounts due under this Debenture pursuant to the terms hereof shall constitute an Event of Default as defined in Section 8.1 of the Purchase Agreement.

     5.      Waiver. Except as provided for herein, Borrower waives presentment, notice of dishonor, protest or notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Debenture or in any proceeding against any of the rights or interests in or to the properties or assets securing payment of this Debenture.

     6.      Successors. The provisions of this Debenture shall inure to the benefit of and be binding on any successor or Creditor. This Debenture cannot be assigned by any party hereto.

     7.      Legal Interest Rate. Notwithstanding anything herein to the contrary, in no event shall Borrower be obligated to pay interest in excess of the legal limit. In the event such interest is determined to have been paid, such excess shall be deemed to have been paid on the principal balance outstanding on this Debenture.

Lexington Energy Services Inc., a Nevada corporation

By:__________________________________

Name:_______________________________

Title:________________________________

EXHIBIT B

THIS SECURITY AGREEMENT IS SUBJECT TO A SECURED CONVERTIBLE
DEBENTURE PURCHASE AGREEMENT DATED NOVEMBER 6, 2006.

SECURITY AGREEMENT

This Security Agreement (this "Security Agreement") dated as of November 6, 2006, is made by Lexington Energy Services Inc., (“Grantor”), and LexCore Services Inc., (“Security Holder”) both Nevada corporations in favor of Alliance World Limited (the "Creditor"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

     A. Pursuant to that certain Secured Convertible Debenture Purchase Agreement dated as of November 6, 2006 (the "Purchase Agreement"), by and among Grantor, Security Holder and Creditor and the related Debenture, Creditor has agreed, to make an advance of money and to extend certain financial accommodations to Grantor in the amounts and in the manner set forth in the Purchase Agreement and the Debenture (collectively, the "Loan").

     B. Creditor is willing to make the Loan to Grantor only upon the condition, among others, that Grantor and Security Holder shall have executed and delivered to the Creditor this Security Agreement.

NOW THEREFORE, in order to induce the Creditor to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor and Security Holder hereby represent, warrant, covenant and agree as follows:

     1. Defined Terms. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Collateral" shall have the meaning assigned to such term in Section 3 of this Security Agreement.

          "Event of Default" shall have the meaning set forth in the Purchase Agreement.

          "Secured Obligations" means all indebtedness, liabilities and obligations of Grantor to Creditor, whether now existing or hereafter incurred, pursuant to the Debenture and the Purchase Agreement.

     2. Secured Obligations. Grantor agrees to pay to the Creditor all of the unpaid principal amount of, and accrued interest on, the Debenture, in accordance with the terms thereof, and all other indebtedness, liabilities and obligations of Grantor to Creditor, whether now existing or hereafter incurred, arising out of or in connection with the Purchase Agreement, the Debenture or this Security Agreement.

     3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Creditor to cause the Loan to be made, Grantor and Security Holder hereby, assign, convey, mortgage, pledge, hypothecate and transfer to the Creditor, for the benefit of the Creditor, and hereby grant to the Creditor, a security interest in all of Grantor’s and Security Holder’s right, title and interest in, to and under the following (collectively called the "Collateral"):

                    (a) Coring Oil Rig 2006 Peterbuilt Truck VIN# 1NPAL40X06D886718, owned by Security Holder, located in Calgary, Alberta

     4. Representations and Warranties. Grantor and Security Holder hereby represent and warrant to the Creditor that except for the security interest granted under this Security Agreement, the Security Holder is the sole legal and equitable owner of the Collateral in which it purports to grant a security interest hereunder, having good, marketable title thereto and that the Creditor shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

     5. Covenants. Grantor covenants and agrees with the Creditor that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1 Further Assurances. At any time and from time to time, upon the written request of the Creditor, and at the sole expense of Grantor, Security Holder shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Creditor may reasonably deem desirable to obtain the full benefit of this Security Agreement. At the request of the Creditor, the parties shall execute all necessary documentation to perfect the registration in Alberta, Canada and, or, in any other province or state as the Creditor shall deem necessary, of the Secured Obligations and the Collateral by giving 20 days written notice.

          5.2 Maintenance of Records. Security Holder shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Security Holder shall allow reasonable access to such records upon reasonable notice from Creditor.

          5.3 Collateral. Security Holder agrees that it will not, without the prior written consent of the Creditor, consent to, permit or suffer to occur any sale, transfer, hypothecation, lien, or use of any of the Collateral adversely affecting the interest of the Creditor therein.

     6. Rights and Remedies Upon Default.

                    (a) If any Event of Default shall occur and be continuing, the Creditor shall have the right to take title to, seize, assign, sell, and otherwise dispose of the Collateral, either at public or private sale, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable, and the Creditor may bid or become the purchaser at any such sale, and such Creditor shall have the right at its option to apply or credit the amount of all or any part of the Secured Obligations owing to it against the purchase price bid by it at any such sale. If notification to Grantor or Security Holder of any intended disposition by the Creditor of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least 20 days prior to such disposition.

                    (b) Except as specifically provided for herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     7. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     8. Miscellaneous.

          8.1 No Waiver; Cumulative Remedies.

                    (a) Creditor shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                    (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                    (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor, Security Holder and Creditor;

          8.2 Termination of this Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          8.3 Successor and Assigns. This Security Agreement shall be binding upon the successors of Grantor, Security Holder and Creditor and may be assigned by any party.

          8.4 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5 Titles and Subtitles. The titles of the sections and subsections of this Security Agreement are not to be considered in construing this Security Agreement.

          8.6 Severability. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.7 Agreement is Entire Contract. This Security Agreement, together with the Debenture, the Warrant, and the Purchase Agreement, constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Security Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided herein.

          8.8 Relationship of Certain Rights and Obligations. The repayment of the Loan does not diminish, curtail, amend, alter, or otherwise change the rights of the Creditor to exercise the Warrant, nor does the exercise of the Warrant by Creditor alleviate, amend, alter, or otherwise change Grantor's obligation to repay the Loan.

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Grantor	Lexington Energy Services Inc.
By:
--------------------------------
Larry Kristof, President and Chief Executive Officer
Security Holder	LexCore Services Inc.
By:
--------------------------------
Brent Nimeck, President and Chief Executive Officer

Creditor	Alliance World Limited
By:
-----------------------------------

EXHIBIT C

WARRANT CERTIFICATE

WARRANTS TO PURCHASE SHARES
OF COMMON STOCK OF LEXINGTON ENERGY SERVICES INC.

Certificate No.	250,000 Warrants

     This Warrant Certificate certifies that Alliance World Limited (the “Holder”), is the owner of 250,000 Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Lexington Energy Services Inc., a Nevada corporation (the “Company”), one share of the Common Stock, par value $0.001 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the “Common Stock”) at the purchase price (the “Exercise Price”) of $0.85 per share (subject to adjustment as provided herein). This Warrant Certificate represents only Warrants issued pursuant to a Secured Convertible Debenture Purchase Agreement, between the Company and the Holder (the “Debenture”), approved by the Company on November 6, 2006.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN PARAGRAPHS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.

     The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS

     Exercise of Warrants. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principal office of the Company at Suite 1209, 207 West Hastings Street, Vancouver British Columbia, Canada V6B 1H7 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date hereof and expiring on November 1, 2008 (the “Exercise Period”) and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

2. ADJUSTMENTS

     A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

 Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an “Adjustment Event”), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(1) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 2A, the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     B. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. However, the Company may at the time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK

     The Company covenants and agrees (A) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed, provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate or such Common Stock under applicable securities laws except as provided in the Subscription Agreement. In the event that any securities of the Company other than the Common Stock are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (A) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise the Warrants.

4. NO VOTING RIGHTS

     This Warrant Certificate shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

5. EXERCISE OF WARRANTS OR COMMON STOCK

     The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Subscription Agreement with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

6. WARRANTS NON-TRANSFERABLE

     This Warrant Certificate and the Warrants it evidences are non-transferable, in whole or in part.

7. CLOSING OF BOOKS

     The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

8. WARRANTS EXCHANGEABLE, LOSS, THEFT

     This Warrant Certificate is exchangeable, upon the surrender hereof of any Holder at the office or agency of he Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

9. MERGERS, CONSOLIDATIONS, ETC.

     A. If the Company shall merge or consolidate with another corporation, the holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

     B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than elimination or par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

     The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.

November 6, 2006	LEXINGTON ENERGY SERVICES INC.

Larry Kristof
President

Exhibit A to Warrant Certificate

SUBSCRIPTION AGREEMENT

(To be executed upon exercise of the Warrant)

Date:______________________

To: LEXINGTON ENERGY SERVICES INC.

     The undersigned, pursuant to the provisions set forth in the attached Warrant Certificate, hereby agrees to subscribe for and purchase _________________ shares of the Common Stock covered by such Warrant Certificate, and tenders payment herewith in full thereof at the price per shares provided by such Warrant Certificate.

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Signature

___________________________________
(Print Name and Title, if applicable)

___________________________________
(Street Address)

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 (City) (Province) (Postal Code)